EXHIBIT 10.32

AMENDED AND RESTATED
CVR ENERGY, INC.
2007 LONG TERM INCENTIVE PLAN
(Effective October 16, 2007 / last revised December 26, 2013)

1.	Purpose.
The purpose of the Plan is to strengthen CVR Energy, Inc., a Delaware corporation (the “Company”), by providing an incentive to its and its Subsidiaries’ (as defined herein) employees, officers, consultants and directors, thereby encouraging them to devote their abilities and industry to the success of the Company’s business enterprise. It is intended that this purpose be achieved by extending to employees (including future employees who have received a formal written offer of employment), officers, consultants and directors of the Company and its Subsidiaries an added incentive for high levels of performance and unusual efforts through the grant of Restricted Stock, Restricted Stock Units, Options, Stock Appreciation Rights, Dividend Equivalent Rights, Performance Awards, and Share Awards (as each term is herein defined).

2.	Definitions.
For purposes of the Plan:
2.1    “Affiliate” means any Person that a Person either directly or indirectly through one or more intermediaries is in common control with, is controlled by or controls, each within the meaning of the Securities Act of 1933, as amended.
2.2    “Agreement” means a written or electronic agreement between the Company and a Participant evidencing the grant of an Option or Award and setting forth the terms and conditions thereof.
2.3    “Award” means a grant of Restricted Stock, a Restricted Stock Unit, a Stock Appreciation Right, a Performance Award, a Dividend Equivalent Right, a Share Award or any or all of them.
2.4    “Beneficiary” means an individual designated as a Beneficiary pursuant to Section 19.4.
2.5    “Board” means the Board of Directors of the Company.
2.6    “Cause” means, with respect to the termination of a Participant’s employment or services by the Company or any Subsidiary of the Company that employs such individual or to which the Participant performs services (or by the Company on behalf of any such Subsidiary), such Participant’s (i) refusal or neglect to perform substantially his or her employment-related duties or services, (ii) personal dishonesty, incompetence, willful misconduct or breach of fiduciary duty, (iii) indictment for, conviction of or entering a plea of guilty or nolo contendere to a crime constituting a felony or his or her willful violation of any applicable law (other than a traffic violation or other offense or violation outside of the course of employment or services to the Company or its Subsidiaries which in no way adversely affects the Company and its Subsidiaries or its reputation or the ability of the Participant to perform his or her employment-related duties or services or to represent the Company or any Subsidiary of the Company that employs such Participant or to which the Participant performs services), (iv) failure to reasonably cooperate, following a request to do so by the Company, in any internal or governmental investigation of the Company or any of its Subsidiaries or (v) material breach of any written covenant or agreement with the Company or any of its Subsidiaries not to disclose any information pertaining to the Company or such Subsidiary or not to compete or interfere with the Company or such Subsidiary; provided that, in the case of any Participant who, as of the date of determination, is party to an effective services, severance or employment agreement with the Company or any Subsidiary, “Cause” shall have the meaning, if any, specified in such agreement.
2.7    “Change in Capitalization” means any increase or reduction in the number of Shares, any change (including, but not limited to, in the case of a spin-off, dividend or other distribution in respect of Shares, a change in value) in the Shares or any exchange of Shares for a different number or kind of shares or other securities of the Company or another corporation, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants, rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.
2.8    “Change in Control” means the occurrence of any of the following:
(a)    An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term “person” is used for purposes of Section 13(d) or 14(d) of the Exchange Act), immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than thirty percent (30%) of (i) the then-outstanding Shares or (ii) the combined voting power of the Company’s then-outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred pursuant to this paragraph (a), the acquisition of Shares or Voting Securities in a Non-Control Acquisition (as hereinafter defined) shall not constitute a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person the majority of the voting power, voting equity securities or equity interest of which is owned, directly or indirectly, by the Company (for purposes of this definition, a “Majority-Owned Entity”), (ii) the Company, any Principal Stockholder or any Majority-Owned Entity, or (iii) any Person in connection with a Non-Control Transaction (as hereinafter defined);
(b)    The consummation of:
(i)    A merger, consolidation or reorganization of a Person (x) with or into the Company or (y) in which securities of the Company are issued (a “Merger”), unless such Merger is a “Non-Control Transaction.” A “Non-Control Transaction” shall mean a Merger in which:

(A)    the shareholders of the Company immediately before such Merger, or one or more Principal Stockholders, own directly or indirectly immediately following such Merger at least a majority of the combined voting power of the outstanding voting securities of (1) the corporation resulting from such Merger (the “Surviving Corporation”), if fifty percent (50%) or more of the combined voting power of the then outstanding voting securities by the Surviving Corporation is not Beneficially Owned, directly or indirectly, by another Person (a “Parent Corporation”) or (2) if there is one or more than one Parent Corporation, the ultimate Parent Corporation;
(B)    the individuals who were members of the Board immediately prior to the execution of the agreement providing for such Merger constitute at least a majority of the members of the board of directors of (1) the Surviving Corporation, if there is no Parent Corporation, or (2) if there is one or more than one Parent Corporation, the ultimate Parent Corporation; and
(C)    no Person other than (1) the Company or another corporation that is a party to the agreement of Merger, (2) any Majority-Owned Entity, (3) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to the Merger, was maintained by the Company or any Majority-Owned Entity, (4) any Person who, immediately prior to the Merger, had Beneficial Ownership of thirty percent (30%) or more of the then outstanding Shares or Voting Securities, or (5) any Principal Stockholder, has Beneficial Ownership, directly or indirectly, of thirty percent (30%) or more of the combined voting power of the outstanding voting securities or common stock of (x) the Surviving Corporation, if there is no Parent Corporation, or (y) if there is one or more than one Parent Corporation, the ultimate Parent Corporation.
(ii)    A complete liquidation or dissolution of the Company; or
(iii)    The sale or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any Person (other than (x) a sale or transfer to a Majority-Owned Entity or a Principal Stockholder (or one or more Principal Stockholders acting together) or (y) the distribution to the Company’s shareholders of the stock of a Majority-Owned Entity or any other assets).
Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding Shares or Voting Securities as a result of the acquisition of Shares or Voting Securities by the Company which, by reducing the number of Shares or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons; provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Shares or Voting Securities by the Company and, after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Shares or Voting Securities and such Beneficial Ownership increases the percentage of the then outstanding Shares or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

2.9    “Change in Control Related Termination” means with respect to any Participant who is a party to an effective services, severance or employment agreement with the Company or any Subsidiary, the meaning for “Change in Control Related Termination” specified in such agreement.
2.10    “Code” means the Internal Revenue Code of 1986, as amended.
2.11    “Committee” means the Committee which administers the Plan as provided in Section 3.
2.12    “Company” means CVR Energy, Inc., a Delaware corporation.
2.13    “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of a Person, whether through the ownership of stock, by agreement or otherwise and “Controlled” has a corresponding meaning.
2.14    “Director” means a member of the Board.
2.15    “Disability” means a Participant’s inability, due to physical or mental ill health, to perform the essential functions of the Participant’s job, with or without a reasonable accommodation, for 180 days during any 365 day period irrespective of whether such days are consecutive; provided that, in the case of any Participant who is a party to an effective services, severance or employment agreement with the Company or any Subsidiary, the meaning for “Disability” will have the meaning (if any) specified in such agreement.
2.16    “Division” means any of the operating units or divisions of the Company designated as a Division by the Committee.
2.17    “Dividend Equivalent Right” means a right to receive cash or Shares based on the value of dividends that are paid with respect to Shares.
2.18    “Effective Date” means the date of approval of the Plan by the Company’s shareholders’ pursuant to Section 19.5.
2.19    “Eligible Individual” means any of the following individuals: (a) any Director, officer or employee of the Company or a Subsidiary, (b) any individual to whom the Company or a Subsidiary has extended a formal, written offer of employment, and (c) any consultant or advisor of the Company or a Subsidiary.
2.20    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
2.21    “Fair Market Value” on any date means:
(a)    if the Shares are listed for trading on the New York Stock Exchange, the closing price at the close of the primary trading session of the Shares on such date on the New York Stock Exchange, or if there has been no such closing price of the Shares on such date, on the next preceding date on which there was such a closing price;

(b)    if the Shares are not listed for trading on the New York Stock Exchange, but are listed on another national securities exchange, the closing price at the close of the primary trading session of the Shares on such date on such exchange, or if there has been no such closing price of the Shares on such date, on the next preceding date on which there was such a closing price;
(c)    if the Shares are not listed on the New York Stock Exchange or on another national securities exchange, the last sale price at the end of normal market hours of the Shares on such date as quoted on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) or, if no such price shall have been quoted for such date, on the next preceding date for which such price was so quoted; or
(d)    if the Shares are not listed for trading on a national securities exchange or are not authorized for quotation on NASDAQ, the fair market value of the Shares as determined in good faith by the Committee, and in the case of Incentive Stock Options, in accordance with Section 422 of the Code.
2.22    “Full Value Award” means a grant of Restricted Stock, a Restricted Stock Unit, a Performance Award, a Share Award or any or all of them.
2.23    “Good Reason” means with respect to any Participant who is a party to an effective services, severance or employment agreement with the Company or any Subsidiary, the meaning for “Good Reason” specified in such agreement.
2.24    “Incentive Stock Option” means an Option satisfying the requirements of Section 422 of the Code and designated by the Committee as an Incentive Stock Option.
2.25    “Initial Public Offering” means the consummation of the first public offering of Shares pursuant to a registration statement (other than a Form S-8 or successor forms) filed with, and declared effective by, the Securities and Exchange Commission.
2.26    “Nonemployee Director” means a Director who is a “nonemployee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act.
2.27    “Nonqualified Stock Option” means an Option which is not an Incentive
Stock Option.
2.28    “Option” means a Nonqualified Stock Option and/or an Incentive Stock
Option.
2.29    “Outside Director” means a Director who is an “outside director” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.
2.30    “Parent” means any corporation which is a “parent corporation” (within the meaning of Section 424(e) of the Code) with respect to the Company.

2.31    “Participant” means a person to whom an Award or Option has been granted under the Plan.
2.32    “Performance Awards” means Performance Share Units, Performance Units, Performance-Based Restricted Stock or any or all of them.
2.33    “Performance-Based Compensation” means any Option or Award that is intended to constitute “performance based compensation” within the meaning of Section 162(m)(4)(C) of the Code and the regulations promulgated thereunder.
2.34    “Performance-Based Restricted Stock” means Shares issued or transferred to an Eligible Individual under Section 9.2.
2.35    “Performance Cycle” means the time period specified by the Committee at the time Performance Awards are granted during which the performance of the Company, a Subsidiary or a Division will be measured.
2.36    “Performance Objectives” means the objectives set forth in Section 9.3 for the purpose of determining the degree of payout and/or vesting of Performance Awards.
2.37    “Performance Share Units” means Performance Share Units granted to an Eligible Individual under Section 9.1.
2.38    “Performance Units” means Performance Units granted to an Eligible Individual under Section 9.1.
2.39    “Plan” means this 2007 CVR Energy, Inc. Long Term Incentive Plan, as amended from time to time.
2.40    “Principal” means Carl Icahn.
2.41    “Principal Stockholder” means any of IEP Energy LLC, any Affiliate of IEP Energy LLC, the Principal and any Related Party.
2.42    “Related Party” means (1) the Principal and his siblings, his and their respective spouses and descendants (including stepchildren and adopted children) and the spouses of such descendants (including stepchildren and adopted children) (collectively, the “Family Group”); (2) any trust, estate, partnership, corporation, company, limited liability company or unincorporated association or organization (each, an “Entity” and collectively “Entities”) Controlled by one or more members of the Family Group; (3) any Entity over which one or more members of the Family Group, directly or indirectly, have rights that, either legally or in practical effect, enable them to make or veto significant management decisions with respect to such Entity, whether pursuant to the constituent documents of such Entity, by contract, through representation on a board of directors or other governing body of such Entity, through a management position with such Entity or in any other manner (such rights, hereinafter referred to as “Veto Power”); (4) the estate of any member of the Family Group; (5) any trust created (in whole or in part) by any one or more members of the Family Group; (6)

any individual or Entity who receives an interest in any estate or trust listed in clauses (4) or (5), to the extent of such interest; (7) any trust or estate, substantially all the beneficiaries of which (other than charitable organizations or foundations) consist of one or more members of the Family Group; (8) any organization described in Section 501(c) of the Code, over which any one or more members of the Family Group and the trusts and estates listed in clauses (4), (5) and (7) have direct or indirect Veto Power, or to which they are substantial contributors (as such term is defined in Section 507 of the Code); (9) any organization described in Section 501(c) of the Code of which a member of the Family Group is an officer, director or trustee; or (10) any Entity, directly or indirectly (a) owned or Controlled by or (b) a majority of the economic interests in which are owned by, or are for or accrue to the benefit of, in either case, any Person or Persons identified in clauses (1) through (9) above. For the purposes of this definition, and for the avoidance of doubt, in addition to any Person or Persons that may be considered to possess Control, (x) a partnership shall be considered Controlled by a general partner or managing general partner thereof, (y) a limited liability company shall be considered Controlled by a managing member of such limited liability company and (z) a trust or estate shall be considered Controlled by any trustee, executor, personal representative, administrator or any other Person or Persons having authority over the control, management or disposition of the income and assets therefrom.
2.43    “Restricted Stock” means Shares issued or transferred to an Eligible Individual pursuant to Section 8.
2.44    “Restricted Stock Units” means rights granted to an Eligible Individual under Section 8 representing a number of hypothetical Shares.
2.45    “Retirement” means a Participant’s termination or resignation of employment with the Company or any Subsidiary for any reason (other than for Cause or by reason of the Participant’s death) following the date the Participant attains age 65; provided that, in the case of any Participant who is a party to an effective services, severance or employment agreement with the Company or any Subsidiary, the meaning of “Retirement” will have the meaning (if any) specified in such agreement.
2.46    “Share Award” means an Award of Shares granted pursuant to Section 10.
2.47    “Shares” means the common stock, par value $.01 per share, of the Company and any other securities into which such shares are changed or for which such shares are exchanged.
2.48    “Stock Appreciation Right” means a right to receive all or some portion of the increase, if any, in the value of the Shares as provided in Section 6 hereof.
2.49    “Subsidiary” means (a) except as provided in subsection (b) below, any corporation which is a subsidiary corporation within the meaning of Section 424(f) of the Code with respect to the Company, and (b) in relation to the eligibility to receive Options or Awards other than Incentive Stock Options and continued employment for purposes of Options and Awards (unless the Committee determines otherwise), any entity, whether or not incorporated, in which the Company directly or indirectly owns at least 50% or more of the outstanding equity or other ownership interests.
2.50    “Ten-Percent Shareholder” means an Eligible Individual who, at the time an Incentive Stock Option is to be granted to him or her, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, a Parent or a Subsidiary.
2.51    “Termination Date” means the date that is ten (10) years after the Effective Date, unless the Plan is earlier terminated by the Board pursuant to Section 15 hereof.

3.	Administration.
3.1    Committees; Procedure. The Plan shall be administered by a Committee which, until the Board appoints a different Committee, shall be the Compensation Committee of the Board. The Committee may adopt such rules, regulations and guidelines as it deems are necessary or appropriate for the administration of the Plan. The Committee shall consist of at least two (2) Directors and may consist of the entire Board; provided, however, that from and after the date of an Initial Public Offering (a) if the Committee consists of less than the entire Board, then, with respect to any Option or Award granted to an Eligible Individual who is subject to Section 16 of the Exchange Act, the Committee shall consist of at least two Directors, each of whom shall be a Non-Employee Director, and (b) to the extent necessary for any Option or Award intended to qualify as Performance-Based Compensation to so qualify, the Committee shall consist of at least two Directors, each of whom shall be an Outside Director. For purposes of the preceding sentence, if one or more members of the Committee is not a Nonemployee Director and an Outside Director but recuses himself or herself or abstains from voting with respect to a particular action taken by the Committee, then the Committee, with respect to that action, shall be deemed to consist only of the members of the Committee who have not recused themselves or abstained from voting.
3.2    Board Reservation and Delegation. Except to the extent necessary for any Award or Option intended to qualify as Performance-Based Compensation to so qualify, the Board may, in its discretion, reserve to itself or exercise any or all of the authority and responsibility of the Committee hereunder and may consist of one or more Directors who may, but need not be officers or employees of the Company. To the extent the Board has reserved to itself, or exercised the authority and responsibility of the Committee, all references to the Committee in the Plan shall be to the Board.
3.3    Committee Powers. Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time to:
(a)    select those Eligible Individuals to whom Options shall be granted under the Plan and the number of such Options to be granted and prescribe the terms and conditions (which need not be identical) of each such Option, including the exercise price per Share, the vesting schedule and the duration of each Option, and make any amendment or modification to any Option Agreement consistent with the terms of the Plan;

(b)    select those Eligible Individuals to whom Awards shall be granted under the Plan and determine the number of Shares or amount of cash in respect of which each Award is granted, the terms and conditions (which need not be identical) of each such Award, and make any amendment or modification to any Agreement consistent with the terms of the Plan;
(c)    construe and interpret the Plan and the Options and Awards granted hereunder and establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable, including so that the Plan and the operation of the Plan comply with Rule 16b-3 under the Exchange Act, the Code to the extent applicable and other applicable law, and otherwise to make the Plan fully effective;
(d)    determine the duration and purposes for leaves of absence which may be granted to a Participant on an individual basis without constituting a termination of employment or service for purposes of the Plan;
(e)    cancel, with the consent of the Participant, outstanding Awards and Options;
(f)    exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan; and
(g)    generally, exercise such powers and perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.
All decisions and determinations by the Committee in the exercise of the above powers shall be final, binding and conclusive upon the Company, its Subsidiaries, the Participants and all other persons having any interest therein.
3.4    Notwithstanding anything herein to the contrary, with respect to Participants working outside the United States, the Committee may determine the terms and conditions of Options and Awards and make such adjustments to the terms thereof as are necessary or advisable to fulfill the purposes of the Plan taking into account matters of local law or practice, including tax and securities laws of jurisdictions outside the United States.
3.5    Indemnification. No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to the Plan or any transaction hereunder. The Company hereby agrees to indemnify each member of the Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering the Plan or in authorizing or denying authorization to any transaction hereunder.

3.6    No Repricing of Options or Stock Appreciation Rights. The Committee shall have no authority to make any adjustment (other than in connection with a stock dividend, recapitalization or other transaction where an adjustment is permitted or required under the terms of the Plan) or amendment, and no such adjustment or amendment shall be made, that reduces or would have the effect of reducing the exercise price of an Option or Stock Appreciation Right previously granted under the Plan, whether through amendment, cancellation or replacement grants, or other means, unless the Company’s shareholders shall have approved such adjustment or amendment.

4.	Stock Subject to the Plan; Grant Limitations.
4.1    Aggregate Number of Shares Authorized for Issuance. Subject to any adjustment as provided in the Plan, the Shares to be issued under the Plan may be, in whole or in part, authorized but unissued Shares or issued Shares which shall have been reacquired by the Company and held by it as treasury shares. The aggregate number of Shares that may be made the subject of Awards or Options granted under the Plan shall not exceed 7,500,000, no more than 1,000,000 of which may be granted as Incentive Stock Options.
4.2    Individual Limit. The aggregate number of Shares that may be the subject of Options, Stock Appreciation Rights, Performance-Based Restricted Stock and Performance Share Units granted to an Eligible Individual in any three calendar year period may not exceed 3,000,000. The maximum dollar amount of cash or the Fair Market Value of Shares that any individual may receive in any calendar year in respect of Performance Units may not exceed $13,000,000.
4.3    Calculating Shares Available.
(a)    Upon the granting of an Award or an Option, the number of Shares available under this Section 4 for the granting of further Awards and Options shall be reduced as follows:
(i)    In connection with the granting of an Option, Stock Appreciation Right (other than a Stock Appreciation Right Related to an Option), Restricted Stock Unit, Share Award or Award of Restricted Stock, Performance-Based Restricted Stock or Performance Share Units, the number of Shares available under this Section 4 for the granting of further Options and Awards shall be reduced by the number of Shares in respect of which the Option or Award is granted or denominated.
(ii)    In connection with the granting of a Performance Unit, the number of Shares available under this Section 4 for the granting of further Options and Awards initially shall be reduced by the Share Equivalent number of Performance Units granted, with a corresponding adjustment if the Performance Unit is ultimately settled in whole or in part with a different number of Shares. For purposes of this Section 4, the “Share Equivalent” number of Performance Units shall be equal to the quotient of (i) the aggregate dollar amount in which the Performance Units are denominated, divided by (ii) the Fair Market Value of a Share on the date of grant.

(iii)    In connection with the granting of a Dividend Equivalent Right, the number of Shares available under this Section 4 shall not be reduced; provided, however, that if Shares are issued in settlement of a Dividend Equivalent Right, the number of Shares available for the granting of further Options and Awards under this Section 4 shall be reduced by the number of Shares so issued.
(b)    Notwithstanding Section 4.3(a), in the event that an Award is granted that, pursuant to the terms of the Agreement, cannot be settled in Shares, the aggregate number of Shares that may be made the subject of Awards or Options granted under the Plan shall not be reduced. Whenever any outstanding Option or Award or portion thereof expires, is canceled, is settled in cash or is otherwise terminated for any reason without having been exercised or payment having been made in respect of the entire Option or Award, the number of Shares available under this Section 4 shall be increased by the number of Shares previously allocable under Section 4.3(a) to the expired, canceled, settled or otherwise terminated portion of the Option or Award.
(c)    Notwithstanding anything in this Section 4.3 to the contrary, (i) Shares tendered as full or partial payment of the Option Price shall not increase the number of Shares available under this Section 4, (ii) Shares tendered as settlement of tax withholding obligations shall not increase the number of Shares available under this Section 4, and (iii) Shares repurchased by the Company using proceeds from the exercise of Options shall not be available for issuance under the Plan.
(d)    Where two or more Awards are granted with respect to the same Shares, such Shares shall be taken into account only once for purposes of this Section 4.3.

5.	Stock Options.
5.1    Authority of Committee. Subject to the provisions of the Plan, the Committee shall have full and final authority to select those Eligible Individuals who will receive Options, and the terms and conditions of the grant to any such Eligible Individual shall be set forth in an Agreement. Incentive Stock Options may be granted only to Eligible Individuals who are employees of the Company or any Subsidiary on the date the Incentive Stock Option is granted.
5.2    Exercise Price. The purchase price or the manner in which the exercise price is to be determined for Shares under each Option shall be determined by the Committee and set forth in the Agreement; provided, however, that the exercise price per Share under each Option shall not be less than the greater of (i) the par value of a Share and (ii) 100% of the Fair Market Value of a Share on the date the Option is granted (110% in the case of an Incentive Stock Option granted to a Ten-Percent Shareholder).
5.3    Maximum Duration. Options granted hereunder shall be for such term as the Committee shall determine; provided that an Incentive Stock Option shall not be exercisable after the expiration of ten (10) years from the date it is granted (five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Shareholder) and a Nonqualified

Stock Option shall not be exercisable after the expiration of ten (10) years from the date it is granted; provided, further, however, that unless the Committee provides otherwise, an Option (other than an Incentive Stock Option) may, upon the death of the Participant prior to the expiration of the Option, be exercised for up to one (1) year following the date of the Participant’s death, even if such period extends beyond ten (10) years from the date the Option is granted. The Committee may, subsequent to the granting of any Option, extend the term thereof, but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence.
5.4    Vesting. The Committee shall determine the time or times at which an Option shall become vested and exercisable. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires. The Committee may accelerate the exercisability of any Option or portion thereof at any time.
5.5    Limitations on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the date of the grant) of Shares with respect to which Incentive Stock Options granted under the Plan and “incentive stock options” (within the meaning of Section 422 of the Code) granted under all other plans of the Company or its Subsidiaries (in either case determined without regard to this Section 5.5) are exercisable by a Participant for the first time during any calendar year exceeds $100,000, such Incentive Stock Options shall be treated as Nonqualified Stock Options. In applying the limitation in the preceding sentence in the case of multiple Option grants, unless otherwise required by applicable law, Options which were intended to be Incentive Stock Options shall be treated as Nonqualified Stock Options according to the order in which they were granted such that the most recently granted Options are first treated as Nonqualified Stock Options.
5.6    Transferability. Except as otherwise provided in this Section 5.6, no Option shall be transferable by the Participant otherwise than by will or by the laws of descent and distribution, and an Option shall be exercisable during the lifetime of such Participant only by the Participant or his or her guardian or legal representative. The Committee may set forth in the Agreement evidencing an Option (other than an Incentive Stock Option) at the time of grant or thereafter, that the Option, or a portion thereof, may be transferred to any third party, including but not limited to, members of the Participant’s immediate family, to trusts solely for the benefit of such immediate family members and to partnerships in which such family members and/or trusts are the only partners. In addition, for purposes of the Plan, unless otherwise determined by the Committee at the time of grant or thereafter, a transferee of an Option pursuant to this Section 5.6 shall be deemed to be the Participant; provided that the rights of any such transferee thereafter shall be nontransferable except that such transferee, where applicable under the terms of the transfer by the Participant, shall have the right previously held by the Participant to designate a Beneficiary. For this purpose, immediate family means the Participant’s spouse, parents, children, stepchildren and grandchildren and the spouses of such parents, children, stepchildren and grandchildren. The terms of an Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Participant. Notwithstanding Section 19.2, or the terms of any

Agreement, the Company or any Subsidiary shall not withhold any amount attributable to the Participant’s tax liability from any payment of cash or Shares to a transferee or transferee’s Beneficiary under this Section 5.6, but may require the payment of an amount equal to the Company’s or any Subsidiary’s withholding tax obligation as a condition to exercise or as a condition to the release of cash or Shares upon exercise or upon transfer of the option.
5.7    Method of Exercise. The exercise of an Option shall be made only by giving written notice delivered in person or by mail to the person designated by the Company, specifying the number of Shares to be exercised and, to the extent applicable, accompanied by payment therefor and otherwise in accordance with the Agreement pursuant to which the Option was granted. The exercise price for any Shares purchased pursuant to the exercise of an Option shall be paid in any or any combination of the following forms: (a) cash or its equivalent (e.g., a check) or (b) if permitted by the Committee, the transfer, either actually or by attestation, to the Company of Shares that have been held by the Participant for at least six (6) months (or such lesser period as may be permitted by the Committee) prior to the exercise of the Option, such transfer to be upon such terms and conditions as determined by the Committee or (c) in the form of other property as determined by the Committee. In addition, Options may be exercised through a registered broker-dealer pursuant to such cashless exercise procedures that are, from time to time, deemed acceptable by the Committee. Any Shares transferred to the Company as payment of the exercise price under an Option shall be valued at their Fair Market Value on the last business day preceding the date of exercise of such Option. If requested by the Committee, the Participant shall deliver the Agreement evidencing the Option to the Company, which shall endorse thereon a notation of such exercise and return such Agreement to the Participant. No fractional Shares (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of Shares that may be purchased upon exercise shall be rounded to the nearest number of whole Shares.
5.8    Rights of Participants. No Participant shall be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (a) the Option shall have been exercised pursuant to the terms thereof, (b) the Company shall have issued and delivered Shares (whether or not certificated) to the Participant, a securities broker acting on behalf of the Participant or such other nominee of the Participant, and (c) the Participant’s name, or the name of his or her broker or other nominee, shall have been entered as a shareholder of record on the books of the Company. Thereupon, the Participant shall have full voting, dividend and other ownership rights with respect to such Shares, subject to such terms and conditions as may be set forth in the applicable Agreement.
5.9    Effect of Change in Control. The effect of a Change in Control on an Option may be set forth in the applicable Agreement.

6.	Stock Appreciation Rights.
6.1    Grant. The Committee may in its discretion, either alone or in connection with the grant of an Option, grant Stock Appreciation Rights to Eligible Individuals in accordance with the Plan, the terms and conditions of which shall be set forth in an Agreement. A Stock Appreciation Right may be granted (a) at any time if unrelated to an Option or (b) if related to an Option, either at the time of grant or at any time thereafter during the term of the Option.
6.2    Stock Appreciation Right Related to an Option. If granted in connection with an Option, a Stock Appreciation Right shall cover the same Shares covered by the Option (or such lesser number of Shares as the Committee may determine) and shall, except as provided in this Section 6, be subject to the same terms and conditions as the related Option.
(a)    Exercise; Transferability. A Stock Appreciation Right granted in connection with an Option (i) shall be exercisable at such time or times and only to the extent that the related Option is exercisable, (ii) shall be exercisable only if the Fair Market Value of a Share on the date of exercise exceeds the exercise price specified in the Agreement evidencing the related Incentive Stock Option and (iii) shall not be transferable except to the extent the related Option is transferable.
(b)    Amount Payable. Upon the exercise of a Stock Appreciation Right related to an Option, the Participant shall be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a Share on the last business day preceding the date of exercise of such Stock Appreciation Right over the per Share exercise price under the related Option, by (ii) the number of Shares as to which such Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Agreement evidencing the Stock Appreciation Right at the time it is granted.
(c)    Treatment of Related Options and Stock Appreciation Rights Upon Exercise. Upon the exercise of a Stock Appreciation Right granted in connection with an Option, the Option shall be canceled to the extent of the number of Shares as to which the Stock Appreciation Right is exercised, and upon the exercise of an Option granted in connection with a Stock Appreciation Right, the Stock Appreciation Right shall be canceled to the extent of the number of Shares as to which the Option is exercised or surrendered.
6.3    Stock Appreciation Right Unrelated to an Option. A Stock Appreciation Right unrelated to an Option shall cover such number of Shares as the Committee shall determine.
(a)    Terms; Duration. Stock Appreciation Rights unrelated to Options shall contain such terms and conditions as to exercisability, vesting and duration as the Committee shall determine, but in no event shall they have a term of greater than ten (10) years; provided that unless the Committee provides otherwise a Stock Appreciation Right may, upon the death of the Participant prior to the expiration of the Award, be exercised for up to one (1) year following the date of the Participant’s death even if such period extends beyond ten (10) years from the date the Stock Appreciation Right is granted.
(b)    Amount Payable. Upon exercise of a Stock Appreciation Right unrelated to an Option, the Grantee shall be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a Share on the last business day preceding the date of exercise of such Stock Appreciation Right over the Fair Market Value of a Share on the date the Stock Appreciation Right was granted, by (ii) the number of Shares as to which the Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Agreement evidencing the Stock Appreciation Right at the time it is granted.
(c)    Transferability. (i) Except as otherwise provided in this Section 6.3(c), no Stock Appreciation Right unrelated to an Option shall be transferable by the Participant otherwise than by will or the laws of descent and distribution, and a Stock Appreciation Right shall be exercisable during the lifetime of such Participant only by the Participant or his or her guardian or legal representative. The Committee may set forth in the Agreement evidencing a Stock Appreciation Right at the time of grant or thereafter, that the Award, or a portion thereof, may be transferred to any third party, including but not limited to, members of the Participant’s immediate family, to trusts solely for the benefit of such immediate family members and to partnerships in which such family members and/or trusts are the only partners. In addition, for purposes of the Plan, unless otherwise determined by the Committee at the time of grant or thereafter, a transferee of a Stock Appreciation Right pursuant to this Section 6.3(c) shall be deemed to be the Participant; provided that the rights of any such transferee thereafter shall be nontransferable except that such transferee, where applicable under the terms of the transfer by the Participant, shall have the right previously held by the Participant to designate a Beneficiary. For this purpose, immediate family means the Participant’s spouse, parents, children, stepchildren and grandchildren and the spouses of such parents, children, stepchildren and grandchildren. The terms of a Stock Appreciation Right shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Participant. Notwithstanding Section 19.2, or the terms of any Agreement, the Company or any Subsidiary shall not withhold any amount attributable to the Participant’s tax liability from any payment of cash or Shares to a transferee or transferee’s Beneficiary under this Section 6.3(c), but may require the payment of an amount equal to the Company’s or any Subsidiary’s withholding tax obligation as a condition to exercise or as a condition to the release of cash or Shares upon exercise or upon transfer of the Stock Appreciation Right.
6.4    Method of Exercise. Stock Appreciation Rights shall be exercised by a Participant only by giving written notice delivered in person or by mail to the person designated by the Company, specifying the number of Shares with respect to which the Stock Appreciation Right is being exercised. If requested by the Committee, the Participant shall deliver the Agreement evidencing the Stock Appreciation Right being exercised and the Agreement evidencing any related Option to the Company, which shall endorse thereon a notation of such exercise and return such Agreement to the Participant.
6.5    Form of Payment. Payment of the amount determined under Section 6.2(b) or 6.3(b) may be made in the discretion of the Committee solely in whole Shares in a number determined at their Fair Market Value on the last business day preceding the date of exercise of the Stock Appreciation Right, or solely in cash, or in a combination of cash and

Shares. If the Committee decides to make full payment in Shares and the amount payable results in a fractional Share, payment for the fractional Share will be made in cash.
6.6    Effect of Change in Control. The effect of a Change in Control on a Stock Appreciation Right may be set forth in the applicable Agreement.

7.	Dividend Equivalent Rights.
The Committee may in its discretion, grant Dividend Equivalent Rights either in tandem with an Option or Award or as a separate Award, to Eligible Individuals in accordance with the Plan. The terms and conditions applicable to each Dividend Equivalent Right shall be specified in the Agreement under which the Dividend Equivalent Right is granted. Amounts payable in respect of Dividend Equivalent Rights may be payable currently or, if applicable, deferred until the lapsing of restrictions on such Dividend Equivalent Rights or until the vesting, exercise, payment, settlement or other lapse of restrictions on the Option or Award to which the Dividend Equivalent Rights relate. In the event that the amount payable in respect of Dividend Equivalent Rights are to be deferred, the Committee shall determine whether such amounts are to be held in cash or reinvested in Shares or deemed (notionally) to be reinvested in Shares. If amounts payable in respect of Dividend Equivalent Rights are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Dividend Equivalent Rights may be settled in cash or Shares or a combination thereof, in a single installment or multiple installments, as determined by the Committee.

8.	Restricted Stock; Restricted Stock Units.
8.1    Restricted Stock. The Committee may grant to Eligible Individuals Awards of Restricted Stock, which shall be evidenced by an Agreement. Each Agreement shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine and (without limiting the generality of the foregoing) such Agreements may require that an appropriate legend be placed on Share certificates. Awards of Restricted Stock shall be subject to the terms and provisions set forth below in this Section 8.1.
(d)    Rights of Participant. Shares of Restricted Stock granted pursuant to an Award hereunder shall be issued in the name of the Participant as soon as reasonably practicable after the Award is granted provided that the Participant has executed an Agreement evidencing the Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Shares. At the discretion of the Committee, Shares issued in connection with an Award of Restricted Stock shall be deposited together with the stock powers with an escrow agent (which may be the Company) designated by the Committee. Unless the Committee determines otherwise and as set forth in the Agreement, upon delivery of the Shares to the escrow agent, the Participant shall have all of the rights of a shareholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

(e)    Non-transferability. Until all restrictions upon the Shares of Restricted Stock awarded to a Participant shall have lapsed in the manner set forth in Section 8.1(c), such Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.
(f)    Lapse of Restrictions.
(i)    Generally. Restrictions upon Shares of Restricted Stock awarded hereunder shall lapse at such time or times and on such terms and conditions as the Committee may determine. The Agreement evidencing the Award shall set forth any such restrictions.
(ii)    Effect of Change in Control. The effect of a Change in Control on an Awards of Shares of Restricted Stock may be set forth in the applicable Agreement.
(g)    Treatment of Dividends. At the time an Award of Restricted Stock is granted, the Committee may, in its discretion, determine that the payment to the Participant of dividends, or a specified portion thereof, declared or paid on such Shares by the Company shall be (i) deferred until the lapsing of the restrictions imposed upon such Shares and (ii) held by the Company for the account of the Participant until such time. In the event that dividends are to be deferred, the Committee shall determine whether such dividends are to be reinvested in Shares (which shall be held as additional Shares of Restricted Stock) or held in cash. If deferred dividends are to be held in cash, there may be credited interest on the amount of the account at such times and at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends in respect of Shares of Restricted Stock (whether held in cash or as additional Shares of Restricted Stock), together with interest accrued thereon, if any, shall be made upon the lapsing of restrictions imposed on the Shares in respect of which the deferred dividends were paid, and any dividends deferred (together with any interest accrued thereon) in respect of any Shares of Restricted Stock shall be forfeited upon the forfeiture of such Shares.
(h)    Delivery of Shares. Upon the lapse of the restrictions on Shares of Restricted Stock, the Committee shall cause a stock certificate or evidence of book entry Shares to be delivered to the Participant with respect to such Shares of Restricted Stock, free of all restrictions hereunder.
8.2    Restricted Stock Unit Awards. The Committee may grant to Eligible Individuals Awards of Restricted Stock Units, which shall be evidenced by an Agreement. Each such Agreement shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine. Awards of Restricted Stock Units shall be subject to the terms and provisions set forth below in this Section 8.2.
(a)    Payment of Awards. Each Restricted Stock Unit shall represent the right of the Participant to receive a payment upon vesting of the Restricted Stock Unit or on any later date specified by the Committee equal to the Fair Market Value of a Share as of the date the Restricted Stock Unit was granted, the vesting date or such other date as determined by the

Committee at the time the Restricted Stock Unit was granted. The Committee may, at the time a Restricted Stock Unit is granted, provide a limitation on the amount payable in respect of each Restricted Stock Unit. The Committee may provide for the settlement of Restricted Stock Units in cash or with Shares having a Fair Market Value equal to the payment to which the Participant has become entitled.
(b)    Effect of Change in Control. The effect of a Change in Control on an Award of Restricted Stock Units shall be set forth in the applicable Agreement.

9.	Performance Awards.
9.1    Performance Units and Performance Share Units. The Committee, in its discretion, may grant Awards of Performance Units and/or Performance Share Units to Eligible Individuals, the terms and conditions of which shall be set forth in an Agreement.
(c)    Performance Units. Performance Units shall be denominated in a specified amount (which may be a specified dollar amount or an amount determined by reference to a security, an index or other instrument) and, contingent upon the attainment of specified Performance Objectives within the Performance Cycle, represent the right to receive payment as provided in Sections 9.1(c) and (d) of the specified amount or a percentage of the specified amount depending on the level of Performance Objective attained; provided, however, that the Committee may at the time a Performance Unit is granted specify a maximum amount payable in respect of a vested Performance Unit. Each Agreement shall specify the number of Performance Units to which it relates, the Performance Objectives which must be satisfied in order for the Performance Units to vest and the Performance Cycle within which such Performance Objectives must be satisfied.
(d)    Performance Share Units. Performance Share Units shall be denominated in Shares and, contingent upon the attainment of specified Performance Objectives within the Performance Cycle, each Performance Share Unit represents the right to receive payment as provided in Sections 9.1(c) and (d) of the Fair Market Value of a Share on the date the Performance Share Unit was granted, the date the Performance Share Unit became vested or any other date specified by the Committee or a percentage of such amount depending on the level of Performance Objective attained; provided, however, that the Committee may at the time a Performance Share Unit is granted specify a maximum amount payable in respect of a vested Performance Share Unit. Each Agreement shall specify the number of Performance Share Units to which it relates, the Performance Objectives which must be satisfied in order for the Performance Share Units to vest and the Performance Cycle within which such Performance Objectives must be satisfied.
(e)    Vesting and Forfeiture. Subject to Sections 9.3(c) and 9.4, a Participant shall become vested with respect to the Performance Share Units and Performance Units to the extent that the Performance Objectives for the Performance Cycle and other terms and conditions set forth in the Agreement are satisfied; provided, however, that, except as may be provided pursuant to Section 9.4, no Performance Cycle for Performance Share Units and Performance Units shall be less than one (1) year.

(f)    Payment of Awards. Subject to Sections 9.3(c) and 9.4, payment to Participants in respect of vested Performance Share Units and Performance Units shall be made as soon as practicable after the last day of the Performance Cycle to which such Award relates or at such other time or times as the Committee may determine, but in no event later than 21/2 months after the end of the calendar year in which the Performance Cycle is completed. Subject to Section 9.4, such payments may be made entirely in Shares valued at their Fair Market Value, entirely in cash, or in such combination of Shares and cash as the Committee in its discretion shall determine at any time prior to such payment; provided, however, that if the Committee in its discretion determines to make such payment entirely or partially in Shares of Restricted Stock, the Committee must determine the extent to which such payment will be in Shares of Restricted Stock and the terms of such Restricted Stock at the time the Award is granted.
9.2    Performance-Based Restricted Stock. The Committee, in its discretion, may grant Awards of Performance-Based Restricted Stock to Eligible Individuals, the terms and conditions of which shall be set forth in an Agreement. Each Agreement may require that an appropriate legend be placed on Share certificates. Awards of Performance-Based Restricted Stock shall be subject to the following terms and provisions:
(a)    Rights of Participant. Performance-Based Restricted Stock shall be issued in the name of the Participant as soon as reasonably practicable after the Award is granted or at such other time or times as the Committee may determine; provided, however, that no Performance-Based Restricted Stock shall be issued until the Participant has executed an Agreement evidencing the Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Performance-Based Restricted Stock. At the discretion of the Committee, Shares issued in connection with an Award of Performance-Based Restricted Stock shall be deposited together with the stock powers with an escrow agent (which may be the Company) designated by the Committee. Except as restricted by the terms of the Agreement, upon delivery of the Shares to the escrow agent, the Participant shall have, in the discretion of the Committee, all of the rights of a shareholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares. Each Agreement shall specify the number of Shares of Performance-Based Restricted Stock to which it relates, the Performance Objectives which must be satisfied in order for the Performance-Based Restricted Stock to vest and the Performance Cycle within which such Performance Objectives must be satisfied.
(b)    Lapse of Restrictions. Subject to Sections 9.3(c) and 9.4, restrictions upon Performance-Based Restricted Stock awarded hereunder shall lapse and such Performance-Based Restricted Stock shall become vested at such time or times and on such terms, conditions and satisfaction of Performance Objectives as the Committee may, in its discretion, determine at the time an Award is granted; provided, however, that, except as may be provided pursuant to Section 9.4, no Performance Cycle for Performance-Based Restricted Stock shall be less than one (1) year.

(c)    Treatment of Dividends. At the time the Award of Performance-Based Restricted Stock is granted, the Committee may, in its discretion, determine that the payment to the Participant of dividends, or a specified portion thereof, declared or paid on Shares represented by such Award which have been issued by the Company to the Participant shall be (i) deferred until the lapsing of the restrictions imposed upon such Performance-Based Restricted Stock and (ii) held by the Company for the account of the Participant until such time. In the event that dividends are to be deferred, the Committee shall determine whether such dividends are to be reinvested in Shares (which shall be held as additional Shares of Performance-Based Restricted Stock) or held in cash. If deferred dividends are to be held in cash, there may be credited interest on the amount of the account at such times and at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends in respect of Shares of Performance-Based Restricted Stock (whether held in cash or in additional Shares of Performance-Based Restricted Stock), together with interest accrued thereon, if any, shall be made upon the lapsing of restrictions imposed on the Performance-Based Restricted Stock in respect of which the deferred dividends were paid, and any dividends deferred (together with any interest accrued thereon) in respect of any Performance-Based Restricted Stock shall be forfeited upon the forfeiture of such Performance-Based Restricted Stock.
(d)    Delivery of Shares. Upon the lapse of the restrictions on Shares of Performance-Based Restricted Stock awarded hereunder, the Committee shall cause a stock certificate or evidence of book entry Shares to be delivered to the Participant with respect to such Shares, free of all restrictions hereunder.
9.3    Performance Objectives
(a)    Establishment. Performance Objectives for Performance Awards may be expressed in terms of (i) stock price, (ii) earnings per share, (iii) operating income, (iv) return on equity or assets, (v) cash flow, (vi) EBITDA, (vii) revenues, (viii) overall revenue or sales growth, (ix) expense reduction or management, (x) market position, (xi) total shareholder return, (xii) return on investment, (xiii) earnings before interest and taxes (EBIT), (xiv) net income, (xv) return on net assets, (xvi) economic value added, (xvii) shareholder value added, (xviii) cash flow return on investment, (xix) net operating profit, (xx) net operating profit after tax, (xxi) return on capital, (xxii) return on invested capital, (xxiii) crude throughput (expressed as a number of barrels per day or the average number of barrels per day), (xxiv) gathered crude (expressed as a number of barrels per day or the average number of barrels per day), (xxv) reportable air emissions or spills to water or ground, (xxvi) OSHA-recordable personal injuries or lost time accidents, (xxvii) process safety incidents (xxviii) trucking incidents, or (xxix) any combination, including one or more ratios, of the foregoing. Performance Objectives may be in respect of the performance of the Company, any of its Subsidiaries, any of its Divisions or any combination thereof. Performance Objectives may be absolute or relative (to prior performance of the Company or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range. In the case of a Performance Award which is intended to constitute Performance-Based Compensation, the Performance Objectives with respect to a Performance Cycle shall be established in writing by the Committee by the earlier of (i) the date on which a quarter of the Performance Cycle has elapsed and (ii) the date which is ninety (90) days after the commencement of the Performance Cycle, and in any event while the performance relating to the Performance Objectives remain substantially uncertain.
(b)    Effect of Certain Events. The Committee may, at the time the Performance Objectives in respect of a Performance Award are established, provide for the manner in which performance will be measured against the Performance Objectives to reflect the effects of extraordinary items, gain or loss on the disposal of a business segment (other than provisions for operating losses or income during the phase-out period), unusual or infrequently occurring events and transactions that have been publicly disclosed, changes in accounting principles, the impact of specified corporate transactions (such as a stock split or stock dividend), special charges and tax law changes, all as determined in accordance with generally accepted accounting principles (to the extent applicable); provided, that in respect of Performance Awards intended to constitute Performance-Based Compensation, such provisions shall be permitted only to the extent permitted under Section 162(m) of the Code and the regulations promulgated thereunder without adversely affecting the treatment of any Performance Award as Performance-Based Compensation.
(c)    Determination of Performance. Prior to the vesting, payment, settlement or lapsing of any restrictions with respect to any Performance Award, the Committee shall certify in writing that the applicable Performance Objectives have been satisfied to the extent necessary for such Award to qualify as Performance-Based Compensation. In respect of a Performance Award, the Committee may, in its sole discretion, reduce the amount of cash paid or number of Shares issued that become vested or on which restrictions lapse. The Committee shall not be entitled to exercise any discretion otherwise authorized hereunder with respect to any Performance Award intended to constitute Performance Based Compensation if the ability to exercise such discretion or the exercise of such discretion itself would cause the compensation attributable to such Awards to fail to qualify as Performance-Based Compensation.
9.4    Effect of Change in Control. The effect of a Change in Control on a Performance Award may be set forth in the applicable Agreement.
9.5    Non-transferability. Until the vesting of Performance Units and Performance Share Units or the lapsing of any restrictions on Performance-Based Restricted Stock, as the case may be, such Performance Units, Performance Share Units or Performance-Based Restricted Stock shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.

10.	Share Awards.
The Committee may grant a Share Award to any Eligible Individual on such terms and conditions as the Committee may determine in its sole discretion. Share Awards may be made as additional compensation for services rendered by the Eligible Individual or may be in lieu of cash or other compensation to which the Eligible Individual is entitled from the Company.

11.	Effect of a Termination of Employment.
The Agreement evidencing the grant of each Option and each Award shall set forth the terms and conditions applicable to such Option or Award upon (a) a termination or change in the status of the employment of the Participant by the Company, a Subsidiary or a Division (including a termination or change by reason of the sale of a Subsidiary or a Division), or (b) in the case of a Director, the cessation of the Director’s service on the Board, which shall be as the Committee may, in its discretion, determine at the time the Option or Award is granted or thereafter.

12.	Adjustment Upon Changes in Capitalization.
12.1    In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to (a) the maximum number and class of Shares or other stock or securities with respect to which Options or Awards may be granted under the Plan, (b) the maximum number and class of Shares or other stock or securities that may be issued upon exercise of Incentive Stock Options, (c) the maximum number and class of Shares or other stock or securities with respect to which Options or Awards may be granted to any Eligible Individual in any calendar year, (d) the number and class of Shares or other stock or securities, cash or other property which are subject to outstanding Options or Awards granted under the Plan and the exercise price therefore, if applicable and (e) the Performance Objectives.
12.2    Any such adjustment in the Shares or other stock or securities (a) subject to outstanding Incentive Stock Options (including any adjustments in the exercise price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code or (b) subject to outstanding Options or Awards that are intended to qualify as Performance-Based Compensation shall be made in such a manner as not to adversely affect the treatment of the Options or Awards as Performance-Based Compensation.
12.3    If, by reason of a Change in Capitalization, a Participant shall be entitled to, or shall be entitled to exercise an Option with respect to, new, additional or different shares of stock or securities of the Company or any other corporation, such new, additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Shares subject to the Award or Option, as the case may be, prior to such Change in Capitalization.

13.	Effect of Certain Transactions.
Subject to the terms of an Agreement, following (a) the liquidation or dissolution of the Company or (b) a merger or consolidation of the Company (a “Transaction”), either (i) each outstanding Option or Award shall be treated as provided for in the agreement entered into in connection with the Transaction or (ii) if not so provided in such agreement, each Optionee and Grantee shall be entitled to receive in respect of each Share subject to any outstanding Options or Awards, as the case may be, upon exercise of any Option or payment or transfer in respect of any Award, the same number and kind of stock, securities, cash, property or other consideration that each holder of a Share was entitled to receive in the Transaction in respect of a Share; provided, however, that such stock, securities, cash, property, or other consideration shall remain subject to all of the conditions, restrictions and performance criteria which were applicable to the Options and Awards prior to such Transaction. Without limiting the generality of the foregoing, the treatment of outstanding Options and Stock Appreciation Rights pursuant to clause (i) of this Section 13 in connection with a Transaction may include the cancellation of outstanding Options and Stock Appreciation Rights upon consummation of the Transaction provided either (x) the holders of affected Options and Stock Appreciation Rights have been given a period of at least fifteen (15) days prior to the date of the consummation of the Transaction to exercise the Options or Stock Appreciation Rights (whether or not they were otherwise exercisable) or (y) the holders of the affected Options and Stock Appreciation Rights are paid (in cash or cash equivalents) in respect of each Share covered by the Option or Stock Appreciation Right being cancelled an amount equal to the excess, if any, of the per share price paid or distributed to stockholders in the transaction (the value of any non-cash consideration to be determined by the Committee in its sole discretion) over the exercise price of the Option or Stock Appreciation Right. For avoidance of doubt, (1) the cancellation of Options and Stock Appreciation Rights pursuant to clause (y) of the preceding sentence may be effected notwithstanding anything to the contrary contained in this Plan or any Agreement and (2) if the amount determined pursuant to clause (y) of the preceding sentence is zero or less, the affected Option or Stock Appreciation Right may be cancelled without any payment therefor. The treatment of any Option or Award as provided in this Section 13 shall be conclusively presumed to be appropriate for purposes of Section 12.

14.	Interpretation.
14.1    Section 16 Compliance. The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and the Committee shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.
14.2    Section 162(m). Unless otherwise determined by the Committee at the time of grant, each Option, Stock Appreciation Right and Performance Award is intended to be Performance Based Compensation. Unless otherwise determined by the Committee, if any provision of the Plan or any Agreement relating to an Option or Award that is intended to be Performance-Based Compensation does not comply or is inconsistent with Section 162(m) of the Code or the regulations promulgated thereunder (including IRS Regulation § 1.162-27), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee discretion to increase the amount of compensation otherwise payable in connection with any such Option or Award upon the attainment of the Performance Objectives.
14.3    Compliance With Section 409A. All Options and Awards granted under the Plan are intended either not to be subject to Section 409A of the Code or, if subject to Section 409A of the Code, to be administered, operated and construed in compliance with

Section 409A of the Code and any guidance issued thereunder. Notwithstanding this or any other provision of the Plan to the contrary, the Committee may amend the Plan or any Option or Award granted hereunder in any manner, or take any other action that it determines, in its sole discretion, is necessary, appropriate or advisable (including replacing any Option or Award) to cause the Plan or any Option or Award granted hereunder to comply with Section 409A and any guidance issued thereunder or to not be subject to Section 409A. Any such action, once taken, shall be deemed to be effective from the earliest date necessary to avoid a violation of Section 409A and shall be final, binding and conclusive on all Eligible Individuals and other individuals having or claiming any right or interest under the Plan.

15.	Termination and Amendment of the Plan or Modification of Options and Awards.
15.1    Plan Amendment or Termination. The Board may at any time terminate the Plan and the Board may at any time and from time to time amend, modify or suspend the Plan; provided, however, that:
(a)    no such amendment, modification, suspension or termination shall impair or adversely alter any Options or Awards theretofore granted under the Plan, except with the consent of the Participant, nor shall any amendment, modification, suspension or termination deprive any Participant of any Shares which he or she may have acquired through or as a result of the Plan; and
(b)    to the extent necessary under any applicable law, regulation or exchange requirement, no other amendment shall be effective unless approved by the shareholders of the Company in accordance with applicable law, regulation or exchange requirement.
15.2    Modification of Options and Awards. No modification of an Option or Award shall adversely alter or impair any rights or obligations under the Option or Award without the consent of the Participant.

16.	Non-Exclusivity of the Plan.
The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

17.	Limitation of Liability.
As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

(a)    give any person any right to be granted an Option or Award other than at the sole discretion of the Committee;
(b)    give any person any rights whatsoever with respect to Shares except as specifically provided in the Plan;
(c)    limit in any way the right of the Company or any Subsidiary to terminate the employment of any person at any time; or
(d)    be evidence of any agreement or understanding, express or implied, that the Company will employ any person at any particular rate of compensation or for any particular period of time.

18.	Regulations and Other Approvals; Governing Law.
18.1    Except as to matters of federal law, the Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to conflicts of laws principles thereof.
18.2    The obligation of the Company to sell or deliver Shares with respect to Options and Awards granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.
18.3    The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority, or to obtain for Eligible Individuals granted Incentive Stock Options the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder.
18.4    Each grant of an Option and Award and the issuance of Shares or other settlement of the Option or Award is subject to the compliance with all applicable federal, state or foreign law. Further, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any federal, state or foreign law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or Award or the issuance of Shares, no Options or Awards shall be or shall be deemed to be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions that are not acceptable to the Committee. Any person exercising an Option or receiving Shares in connection with any other Award shall make such representations and agreements and furnish such information as the Board or Committee may request to assure compliance with the foregoing or any other applicable legal requirements.
18.5    Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations promulgated thereunder. The Committee may require any individual receiving Shares pursuant to an Option or Award granted under the Plan, as a condition precedent to receipt of such Shares, to represent and warrant to the Company in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under the Securities Act or pursuant to an exemption applicable under the Securities Act or the rules and regulations promulgated thereunder. The certificates evidencing any of such Shares shall be appropriately amended or have an appropriate legend placed thereon to reflect their status as restricted securities as aforesaid.

19.	Miscellaneous.
19.1    Multiple Agreements. The terms of each Option or Award may differ from other Options or Awards granted under the Plan at the same time, or at some other time. The Committee may also grant more than one Option or Award to a given Eligible Individual during the term of the Plan, either in addition to, or subject to Section 3.6, in substitution for, one or more Options or Awards previously granted to that Eligible Individual.
19.2    Withholding of Taxes.
(a)    The Company or any Subsidiary may withhold from any payment of cash or Shares to a Participant or other person under the Plan an amount sufficient to cover any withholding taxes which may become required with respect to such payment or shall take any other action as it deems necessary to satisfy any income or other tax withholding requirements as a result of the grant or exercise of any Award under the Plan. The Company or any Subsidiary shall have the right to require the payment of any such taxes and require that any person furnish information deemed necessary by the Company or any Subsidiary to meet any tax reporting obligation as a condition to exercise or before making any payment pursuant to an Award or Option. If specified in an Agreement at the time of grant or otherwise approved by the Committee, a Participant may, in satisfaction of his or her obligation to pay withholding taxes in connection with the exercise, vesting or other settlement of an Option or Award, elect to (i) make a cash payment to the Company, (ii) have withheld a portion of the Shares then issuable to him or her, or (iii) surrender Shares owned by the Participant prior to the exercise, vesting or other settlement of an Option or Award, in each case having an aggregate Fair Market Value equal to the withholding taxes.
(b)    If a Participant makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Participant pursuant to the exercise of an Incentive Stock Option within the two-year period commencing on the day after the date of the grant or within the one-year period commencing on the day after the date of transfer of such Share or Shares to the Participant pursuant to such exercise, the Participant shall, within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office.

19.3    Plan Unfunded. The Plan shall be unfunded. Except for reserving a sufficient number of authorized Shares to the extent required by law to meet the requirements of the Plan, the Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure payment of any Award or Option granted under the Plan.
19.4    Beneficiary Designation. Each Participant may, from time to time, name one or more individuals (each, a “Beneficiary”) to whom any benefit under the Plan is to be paid in case of the Participant’s death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.
19.5    Effective Date/Term. The effective date of the Plan shall be as determined by the Board, subject only to the approval by the affirmative vote of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting of shareholders duly held in accordance with the applicable laws of the State of Delaware within twelve (12) months after the adoption of the Plan by the Board (the “Effective Date”).
The Plan shall terminate on the Termination Date. No Option or Award shall be granted after the Termination Date. The applicable terms of the Plan, and any terms and conditions applicable to Options and Awards granted prior to the Termination Date shall survive the termination of the Plan and continue to apply to such Options and Awards.
19.6    Stockholder Approval. Any Option or Award granted under the Plan which is intended to be Performance-Based Compensation, shall be subject to the approval of the material terms of the Plan by the stockholders of the Company in accordance with Section 162(m) of the Code and the regulations promulgated thereunder.